UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 20, 2018, Marchex, Inc. (“Marchex”) entered into a share purchase agreement with SITA Laboratories, Inc. (d/b/a CallCap) (“CallCap”) pursuant to which Marchex acquired all of the issued and outstanding shares of CallCap in consideration for a purchase price of $25 million in cash in connection with the closing and $10 million in value of shares of Class B common stock (the “Common Stock”) of Marchex calculated based on a 10 day trailing average of Marchex’s Common Stock daily closing price on Nasdaq prior to the closing with 25% of such shares of Common Stock to be issued on the first, second, third and fourth annual anniversary of the closing, respectively (the “Share Purchase Agreement”). CallCap, which is based in Wichita, Kansas, is a call monitoring and analytics company.  The transaction closed on November 20, 2018.

The Share Purchase Agreement contains customary representations and warranties and requires the CallCap stockholders to indemnify Marchex for certain liabilities arising under the Share Purchase Agreement partially secured by an escrow and subject to certain limitations and conditions.

Marchex has also agreed to use commercially reasonable best efforts to file a registration statement to register the shares of Common Stock for resale with the Securities and Exchange Commission within five (5) business days after each issuance.

The above summary is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which will be filed as an exhibit to Marchex’s applicable quarterly or annual report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

 Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of any shares of Common Stock in connection with the Share Purchase Agreement will be made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters will be involved in this transaction.

Item 7.01 Regulation FD Disclosure.

On November 26, 2018, Marchex issued a press release announcing the closing of the CallCap acquisition. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Item 9.01(d) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in Marchex’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in Marchex’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as Marchex’s other SEC filings. Marchex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date this Current Report is filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date this Current Report is filed.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Marchex, dated November 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: November 26, 2018	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)